Exhibit 10.5

EXECUTION

AMENDMENT TO CREDIT AGREEMENT
This AMENDMENT TO CREDIT Agreement, dated as of April 26, 2011 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party to the Credit Agreement listed on the signature page hereto, Nortek, Inc., a Delaware corporation (the “Specified U.S. Borrower”), Ventrol Air Handling Systems, Inc., a Canadian corporation (the “Canadian Borrower”) and the other Subsidiaries of the Specified U.S. Borrower party hereto, as Borrowers and Guarantors (collectively, with the Specified U.S. Borrower and the Canadian Borrower, the “Loan Parties”).
W I T N E S S E T H :
WHEREAS, the Administrative Agent, the Lenders, the Specified U.S. Borrower and the other Loan Parties have entered into financing arrangements pursuant to which the Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement dated December 17, 2010, by and among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties and the other parties thereto (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”) (the Credit Agreement, immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”);
WHEREAS, the Borrowers and the other Loan Parties desire to amend certain provisions of the Credit Agreement as set forth herein, and the Required Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein;
WHEREAS, by this Amendment, the Administrative Agent, the Required Lenders, the Borrowers and the other Loan Parties desire and intend to evidence such amendments;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)For purposes of this Amendment, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment.
(b)Additional Definitions. As used herein, in the Credit Agreement or any of the other Loan Document, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:
(i) “2021 Senior Unsecured Notes” means the 8.50% senior unsecured notes due 2021 issued by the Specified U.S. Borrower pursuant to the 2021 Senior Unsecured Notes Indenture in an aggregate principal amount of up to $500,000,000.
(ii)“2021 Senior Unsecured Notes Indenture” means the Indenture, dated as of April 26, 2011, by and among Nortek, Inc., the guarantors thereunder and U.S. Bank National Association, as trustee, together with all instruments and other agreements in connection therewith.
(iii)“Senior Unsecured Notes” means the 2018 Senior Unsecured Notes and the 2021 Senior Unsecured Notes.
(iv)“Term Loan Credit Agreement” means the Credit Agreement, dated as of April 26, 2011, among the Specified U.S. Borrower, the financial institutions from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and UBS Securities LLC, as lead arranger and bookrunner.
(v)“Term Loan Facility” means the senior secured term loan facility under the Term Loan Credit Agreement, as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time (including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders), in each case to the extent that any such amendment, modification, renewal, refunding, replacement, restatement, substitution or refinancing is permitted hereunder.
(vi)“Term Loan Facility Documents” means the Term Loan Credit Agreement and all other agreements, instruments and other documents pursuant to which the Term Loan Facility has been or will be issued or otherwise setting forth the terms of the Term Loan Facility.
(c)Amendments to Definitions.
(i)The definition of “Intercreditor Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of April 26, 2011, among the Administrative Agent, on behalf of the “ABL Secured Parties” (as defined therein), the administrative agent under the Term Loan Credit Agreement, on behalf of the “Term Loan Secured Parties” (as defined therein), the Specified U.S. Borrower and certain Subsidiaries of the Specified U.S. Borrower from time to time party thereto.
(ii)The definition of “Mandatory Principal Payments” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Mandatory Principal Payments” means (a) all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding Indebtedness for borrowed money of any Borrower or Guarantor including, without limitation, regularly scheduled principal amortization payments under the Term Loan Facility and (b) 50% of all mandatory principal payments or redemptions or similar acquisitions for value of outstanding Indebtedness for borrowed money of any Borrower incurred under Sections 7.03(a)(i), 7.03(b)(xii), 7.03(b)(xiii) or 7.03(b)(xvii), in each case to the extent that such mandatory payments, redemptions or acquisitions for value are determined by reference to “excess cash flow” or “free cash flow” (or any similar formulation) of the Specified U.S. Borrower or any of its Subsidiaries (including, without limitation, payments made pursuant to Section 2.05(b)(iv) of the Term Loan Credit Agreement (or any successor provision thereto); but excluding, for the avoidance of doubt, mandatory prepayments determined by reference to proceeds received from financing or investing activities).

(iii)Clause (d) of the definition of “Permitted Refinancing” set forth in section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “(as determined in the Administrative Agent's reasonable discretion)” and replacing it with the following:
“(provided that a certificate of a Responsible Officer of the Specified U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Specified U.S. Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Specified U.S. Borrower of its objection during such three Business Days period)”.
(iv)Clause (a)(ii) of the definition of “Permitted Specified Indebtedness” set forth in section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “one Business Day” therein with “three Business Days”.
(v)The definition of “Term Priority Collateral” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Term Priority Collateral” means the “Term Priority Collateral” (as defined in the Intercreditor Agreement.
2.Senior Secured Notes.
(a)Any reference to “Senior Secured Notes” in the definitions of “Change of Control”, “Maturity Date” and “Not Otherwise Applied”, each as set forth in Section 1.01 of the Credit Agreement, and in Sections 6.02(d), 6.12(a), 6.12(d), and 7.01(b) of the Credit Agreement is hereby amended by deleting such reference and replacing it with “Term Loan Facility”.
(b)Any reference to “Senior Secured Notes” in the definition of “Excluded Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by deleting such reference and replacing it with “Term Loan Facility, the 2021 Senior Unsecured Notes”.
3.Prepayments. Section 2.05(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“This Section 2.05 is subject in all respects, insofar as it relates to the Collateral, to the Intercreditor Agreement and the rights of the Term Loan Secured Parties (as defined therein).”
4.Affirmative Covenants. Section 6.18(a)(vi) of the Credit Agreement is hereby amended by replacing the references to “Asset Sales Proceeds Account” and “Noteholder Collateral” therein with “Disposition Proceeds Account” and “Term Loan First Lien Collateral”, respectively.
5.Permitted Indebtedness.
(a)Section 7.03(a) of the Credit Agreement is hereby amended by deleting clause (i) in its entirety and replacing it with the following:
“(i) the Term Loan Facility in an aggregate principal amount not to exceed $350,000,000 at any time outstanding and any Permitted Refinancings thereof;”
(b)Section 7.03(a)(iii) of the Credit Agreement is hereby amended by replacing “2018 Senior Unsecured Notes” with “Senior Unsecured Notes”.
(c)Section 7.03(b) of the Credit Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

“(ii)    [Reserved];”

(d)Section 7.03(b)(iv) of the Credit Agreement is hereby amended by replacing “this Section 7.03(b)” with “Section 7.03(a)(i) or (iii) or this Section 7.03(b)”.
(e)Section 7.03(b) of the Credit Agreement is hereby amended by deleting clause (xiii) in its entirety and replacing it with the following:
“(xiii) Indebtedness under the Term Loan Facility or any Permitted Specified Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding and in each case any Permitted Refinancings thereof;”
6.Restricted Payments. The proviso to Section 7.06(f) of the Credit Agreement is hereby amended by adding “or from the Term Loan Facility or the 2021 Senior Unsecured Notes” immediately following “Permitted Specified Indebtedness” therein.
7.Prepayments, Etc. of Indebtedness. Section 7.14 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the date that occurs 30 days before the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest and mandatory prepayments of principal and interest shall be permitted) any of the Senior Unsecured Notes, Permitted Specified Indebtedness, Permitted Seller Notes, Permitted Acquired Debt or Permitted Subordinated Indebtedness (collectively, “Junior Financing”) or Indebtedness in respect of the Term Loan Facility, or make any payment in violation of any subordination terms of any Junior Financing Documentation, except so long as no Default shall have occurred and is continuing or would result therefrom (i) the prepayment, redemption, purchase or defeasance of any such Junior Financing or Indebtedness in respect of the Term Loan Facility with the net cash proceeds of any Specified Issuance Proceeds Not Otherwise Applied (provided that the Specified U.S. Borrower must provide the Administrative Agent with prompt notice of the application of such proceeds following such transaction as required by Section 6.02(k)) to the extent that such proceeds were received within 180 days prior to the date of such prepayment, redemption, purchase or defeasance and held in a segregated account pending application pursuant to this Section 7.14, (ii) the conversion of any Junior Financing or Indebtedness in respect of the Term Loan Facility to Equity Interests (other than Disqualified Equity Interests), (iii) the prepayment, redemption, purchase or defeasance of any such Junior Financing or Indebtedness in respect of the Term Loan Facility, so long as immediately before and immediately after giving effect thereto (A) no Default shall have occurred and be continuing or would result therefrom, (B) Excess Availability shall be at least 15% of the Total Borrowing Base and (C) the Specified U.S. Borrower would be in pro forma compliance with the covenant set forth in Section 7.11 (whether or not the covenant in Section 7.11 is applicable at such time) or (iv) the prepayment, redemption, purchase or defeasance of any Junior Financing or Indebtedness in respect of the Term Loan Facility to the extent constituting a Permitted Refinancing thereof, provided that in each case such payment is also permitted under the 2018 Senior Unsecured Notes Indenture, 2021 Senior Unsecured Notes Indenture and Term Loan Credit Agreement, (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation or (c) amend, modify or change any term or condition of any Term Loan Facility Document (A) that has the effect of increasing the amount of mandatory prepayments of the Term Loan Facility determined by reference to “excess cash flow” or “free cash flow” (or any similar formation; but excluding, for the avoidance of doubt, mandatory prepayments determined by reference to proceeds received from financing or investing activities) of the Specified U.S. Borrower or any of its Subsidiaries or (B) that would have the effect of shortening the maturity date or Weighted Average Life of the Term Loan Facility, or modifying any other term or condition of the Term Loan Facility, in each case if such maturity date or Weighted Average Life, or other term or condition, as so amended, modified or changed, would not have been permitted hereunder in a Permitted Refinancing of the Term Loan Facility.
8.Intercreditor Agreement. (a) Section 11.21 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Reference is made to the Intercreditor Agreement. Each Lender hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent, to enter into the Intercreditor Agreement as the “collateral agent” thereunder on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders under the Credit Agreement to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.”
(b)    . Pursuant to Section 2.12 of the Intercreditor Agreement, each U.S. Collateral Document is hereby deemed to include the legend set forth in Annex I to the Intercreditor Agreement that is applicable to ABL Security Documents (as defined in the Intercreditor Agreement) and such legend shall amend and restate in its entirety any similar legend contained in such Collateral Documents pursuant to the “Intercreditor Agreement” (as defined in the Existing Credit Agreement).
9.Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:
(a)immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom;
(b)this Amendment constitutes the valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally and by general principles of equity;
(c)the execution, delivery and performance by such Loan Party of this Amendment (i) are within its powers, have been duly authorized by all necessary action pursuant to its Organization Documents, (ii) require no further action by or in respect of, or filing with, any governmental body, agency or official and (iii) do not violate, conflict with or cause a breach or a default under (A) any provision of applicable law or regulation, (B) the Organization Documents of any Loan Party or (C) any Contractual Obligation to which such Person is a party, except in the case of the foregoing clause (iii)(C), as could not reasonably be expected to have a Material Adverse Effect; and
(d)after giving effect to the transactions contemplated herein, all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof; provided, that, (i) to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates with such effect.
10.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:

(a)the execution and delivery of this Amendment by the Loan Parties, the Administrative Agent and the Required Lenders;
(b)the execution and delivery of the Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent;
(c)all amounts due or outstanding in respect of Senior Secured Notes shall have been, or substantially contemporaneously with the issuance of the 2021 Senior Unsecured Notes and loans under the Term Loan Facility, shall be, repaid in full, all guarantees thereof discharged and released and all security therefor released, together with all fees and other amounts owing thereon, and documentation in form and substance reasonably satisfactory to the Administrative Agent evidencing such repayment, release and discharge shall have been delivered to the Administrative Agent;
(d)the accuracy of the representations and warranties contained in Section 9 hereof;
(e)the Administrative Agent's receipt of evidence reasonably acceptable to it that all necessary corporate action on the part of each Loan Party has been taken to approve the entering into of this Amendment by such Loan Party and the other transactions contemplated herein applicable to such Loan Party and this Amendment;
(f)the Specified U.S. Borrower shall have paid (i) to the Administrative Agent, for the benefit of each Lender executing this Amendment prior to or concurrently with the effectiveness thereof, an amendment fee equal to 0.075% of the aggregate Revolving Credit Commitments of such Lender and (ii) all invoiced accrued fees and expenses of the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger in respect of this Amendment, (including the reasonable fees and expenses of Shearman & Sterling LLP, counsel for the Administrative Agent and the sole lead arranger in respect of this Amendment); and
(g)receipt by Administrative Agent of such other documents, certificates or materials reasonably requested by Administrative Agent, in form and substance reasonably acceptable to Administrative Agent.
11.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
12.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
13.Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment.
14.Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment.
(b)The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, any Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)The Administrative Agent, the Required Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.
15.Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
16.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
17.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent,

By:    /s/ Robert Anchundia
Name: Robert Anchundia
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender,

By:    /s/ Robert Anchundia
Name: Robert Anchundia
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender,

By:    /s/ Lynn Gosselin
Name: Lynn Gosselin
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
CANADA BRANCH
as a Lender,

By:    /s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

UBS LOAN FINANCE LLC,
as a Lender,

By:    /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:    /s/ April Varner-Nanton
Name: April Varner-Nanton
Title: Director

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender,

By:    /s/ Matthias Grossmann
Name: Matthias Grossmann
Title: Sr. VP & CFO

By:    /s/ James Tregillies
Name: James Tregillies
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
U.S. Revolving Credit,

By:    /s/ William V. Mohineaux
Name: William V. Mohineaux
Title: Assistant Vice
President

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Collateral Agent, a U.S. Revolving Credit Lender,
and a Canadian Revolving Credit Lender

By:    /s/ Allan J. Pagnotta
Name: Allan J. Pagnotta
Title: Authorized Signatory

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH
as a Lender,

By:    /s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By:    /s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

WELLS FARGO CAPITAL FINANCE, LLC,
as a U.S Revolving Credit Lender,

By:    /s/ Thomas Forbath
Name: Thomas Forbath
Title: Vice President

WELLS FARGO FOOTHILL CANADA, ULC,
as a Canadian Revolving Credit Lender,

By:    /s/ Thomas Forbath
Name: Thomas Forbath
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.
AIGIS MECHTRONICS, INC.
BROAN-MEXICO HOLDINGS, INC.
BROAN-NUTONE LLC
BROAN-NUTONE STORAGE SOLUTIONS LP
CES GROUP, LLC
CES INTERNATIONAL LTD.
CLPK, LLC
ELAN HOME SYSTEMS, L.L.C.
ERGOTRON, INC.
GATES THAT OPEN, LLC
GEFEN, LLC
GOVERNAIR LLC
HUNTAIR, INC.
HUNTAIR MIDDLE EAST HOLDINGS, INC.
LINEAR LLC
LITE TOUCH, INC.
MAGENTA RESEARCH LTD.
MAMMOTH, INC.
NILES AUDIO CORPORATION
NORDYNE LLC
NORDYNE INTERNATIONAL, INC.
NORTEK, INC.
NORTEK INTERNATIONAL, INC.
NUTONE LLC
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
PANAMAX LLC
RANGAIRE GP, INC.
RANGAIRE LP, INC.
SECURE WIRELESS, INC.
SPEAKERCRAFT, LLC
TEMTROL, LLC
THE AVC GROUP, LLC
XANTECH LLC
ZEPHYR VENTILATION, LLC

By:/s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer
(of entity listed or as an officer of the managing member, sole member or general partner)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BROAN-NUTONE CANADA INC.
INNERGY TECH INC.
VENMAR CES, INC.
VENMAR VENTILATION INC.
VENTROL AIR HANDLING SYSTEMS, INC.

By:/s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer